Exhibit (a)(1)(B)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take, you should immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.
Letter of Transmittal to Tender American Depositary Shares (“ADSs”)

(Each Representing 1 Common Share) of

OLINK HOLDING AB (PUBL)

at

$26.00 per ADS, in cash, without interest, pursuant to the Offer to Purchase, dated October 31, 2023 by

GOLDCUP 33985 AB (u.c.t. Orion Acquisition AB)

a direct, wholly owned subsidiary of

THERMO FISHER SCIENTIFIC INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK TIME, ON NOVEMBER 30, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary in The Depository Trust Company (“DTC”) system, you should promptly contact your broker, dealer, commercial bank, trust company or other securities intermediary and request that the securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs into the Offer, the ADSs must be tendered by your securities intermediary BEFORE 6:00 P.M., NEW YORK TIME ON NOVEMBER 30, 2023 (the “Expiration Date”). Further, before 6:00 p.m., New York time, on the Expiration Date, the ADS Tender Agent (as defined below) must receive (i) a confirmation of such tender of your ADSs and (ii) an Agent’s Message (as defined in the instructions attached hereto).
Please be sure to carefully read this ADS Letter of Transmittal and the accompanying instructions, together with the Offer to Purchase, dated October 31, 2023 (the “Offer to Purchase”). The definitions used in the Offer to Purchase apply in this ADS Letter of Transmittal. All terms and conditions contained in the Offer to Purchase applicable to the Offer for ADSs are deemed to be incorporated in and form part of this ADS Letter of Transmittal.
THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING ADSs TO THE ADS TENDER AGENT. DO NOT USE THIS ADS LETTER OF TRANSMITTAL FOR TENDERING COMMON SHARES OR FOR ANY OTHER PURPOSE. THIS ADS LETTER OF TRANSMITTAL IS TO BE USED BY SHAREHOLDERS IF THE ADSs ARE TO BE FORWARDED HEREWITH OR IF ADSS ARE HELD IN BOOK-ENTRY FORM ON THE RECORDS OF THE ADS DEPOSITARY.
In order to participate in the Offer you must indicate below if you wish to tender all or some of your ADSs. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Offer to Purchase.
The Bank of New York Mellon (the “ADS Tender Agent”) has been advised of an Offer to Purchase your ADSs for cash. Goldcup 33985 AB (u.c.t. Orion Acquisition AB), a private limited liability company organized under the laws of Sweden (“Buyer”) and a direct, wholly owned subsidiary of Thermo Fisher Scientific Inc., a Delaware corporation (“Parent”) is offering to purchase all of the outstanding common shares, quota value SEK 2.431906612623020 per share (the “Shares”), and all of the outstanding ADSs, each representing one Share (together with the Shares, the “Offer Securities”) of Olink Holding AB (publ), a public limited liability company organized under the laws of Sweden (“Olink” or the “Company”), in exchange for $26.00 per Share (that is not represented by an ADS) or $26.00 ADS, as applicable, in cash, without interest (the “Offer Consideration”), less (i) any applicable brokerage fees and commissions, (ii) any fees or expenses charged by the ADS Depositary under the Deposit Agreement (as defined below) (iii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and other related materials, including the form of acceptance for the Shares and this ADS Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the “Offer”. The ADSs have been issued under that certain Registration Statement on Form F-1 filed on March 18, 2021 (the “Company Registration Statement”), with The Bank of New York Mellon, acting as depositary with respect to the ADS program (the “ADS Depositary”), and all holders from time to time of ADSs issued thereunder (such deposit agreement, as amended from time to time, the “Deposit Agreement”). The ADSs may be evidenced by American Depositary Receipts (“ADRs”). The Offer Consideration for the Offer Securities accepted for payment pursuant to the Offer will be paid to holders of ADSs in U.S. dollars, less the amount of any fees or commissions, expenses and withholding taxes that may be applicable to such holders.
All payments for Offer Securities accepted for purchase pursuant to the Offers will be made promptly following the date that the Offer is consummated and all Offer Securities validly tendered and not withdrawn have been transferred to Buyer (the date of each such payment, the “Closing Date”).

ACCOUNT#	CERT SHARES	BOOK SHARES	TOTAL SHARES	ISSUE#

FOR OFFICE USE ONLY Approved	W-9 Completed

Box 1 - DESCRIPTION OF ADSs TO BE TENDERED
Name(s) and Address(es) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on the register maintained by the ADS Depositary) Please make any address correction below	ADR Certificate(s) Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change
	Certificate Number(s) and/or Book-Entry	Total Number of ADSs Represented by ADRs	Number of ADSs Surrendered** Book Entry ADSs Surrendered

Total ADSs Tendered
(1)
If ADSs are held in Book-Entry form, you must indicate the number of ADSs you are tendering. Otherwise, all ADSs represented by Book-Entry delivered to the ADS Tender Agent will be deemed to have been tendered. By signing and submitting this ADS Letter of Transmittal you warrant that these ADSs will not be sold, including through limit order request, unless properly withdrawn from the Offer. See Instruction 4.

(2)
If you wish to tender fewer than all ADSs represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all ADSs represented by ADS Certificates delivered to the ADS Tender Agent will be deemed to have been tendered.

(3)	If your ADR certificate(s) have been lost or mutilated. See Instruction 4.
The names and addresses of the registered holders of the tendered ADSs should be printed, if not already printed above, exactly as they appear on the ADR certificates (as defined below) tendered hereby.

Box 2
IMPORTANT ADS HOLDER: SIGN HERE

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)

(See Instructions)
Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on ADR certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title)

GUARANTEE OF SIGNATURE(S) (If required — See Instructions 1)

APPLY MEDALLION GUARANTEE STAMP BELOW

Box 3 — SPECIAL PAYMENT INSTRUCTIONS (See Instruction 2)

To be completed ONLY if the check for payment is to be issued in the name of someone other than the registered holder.

Issue To:

Name

(Please Print)

Address

(Include Zip Code)

(Recipient must complete the enclosed form w-9 (or appropriate internal revenue service form w-8, as applicable))
Box 4 — SPECIAL DELIVERY INSTRUCTIONS (See Instruction 3)

To be completed ONLY if the check is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of ADSs Tendered”.

Mail To:

Name

(Please Print)
Address

(Include Zip Code)

Instructions for Completing this ADS Letter of Transmittal and tendering your ADSs
Delivery of ADS Letter of Transmittal:  This ADS Letter of Transmittal should be mailed or delivered to the ADS Tender Agent for the Offer. The method of delivery to the ADS Tender Agent at one of the addresses listed below is at the option and sole risk of the tendering shareholder, and delivery will be considered made only when the ADS Tender Agent actually received this ADS Letter of Transmittal and all other required documents (including, in the case of a book-entry transfer, receipt of an Agent’s Message). Overnight courier is recommended. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
The term “Agent’s Message” means a message transmitted to the ADS Tender Agent by DTC, received by the ADS Tender Agent, and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of this Offer to Purchase and the ADS Letter of Transmittal and that Buyer may enforce such agreement against such participant.
Authorization and Registration:  The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the ADS Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the ADS Tender Agent to effect the tender. By providing the information required by this ADS Letter of Transmittal, the signer confirms that the registered holder has consented to the provision of such information, including any personal data contained therein, to the ADS Tender Agent and the further transfer by the ADS Tender Agent of that information and personal data (if applicable) for the purpose of the tender. All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the ADS Tender Agent of this ADS Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidence of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Buyer and that such determination will be final and binding. The signer(s) acknowledges that until Buyer accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.
U.S. Federal Backup Withholding.  Under U.S. federal income tax law, the ADS Tender Agent or other payors may be required to withhold 24% of the amount of any payment made to certain shareholders (or other payees) pursuant to the Offer, as applicable. To avoid backup withholding, each tendering shareholder (or other payee) that is a United States person for U.S. federal income tax purposes and that does not otherwise establish an exemption from backup withholding should complete and return the Internal Revenue Service (“IRS”) Form W-9.
Certain shareholders and other payees (including, among others, corporations, non-resident alien individuals and non-U.S. entities) are not subject to these backup withholding and reporting requirements. Exempt United States persons should indicate their exempt status on IRS Form W-9. A tendering shareholder (or other payee) who is a non-resident alien individual or a non-U.S. entity may be required to provide the appropriate IRS Form W-8. Tendering shareholders (or other payees) should consult their tax advisors as to any qualification for exemption from backup withholding, and the procedure for obtaining the exemption.
NOTE: FAILURE TO COMPLETE AND RETURN THE INTERNAL REVENUE SERVICE FORM W-9 (OR APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

If you or someone acting on your behalf executes this ADS Letter of Transmittal, you will be deemed to represent, warrant and agree with us, subject to and effective upon acceptance of your ADSs, that:
•
you sell, assign and transfer to, or upon the order of, Buyer all right, title and interest in and to all the ADSs (and the Shares represented thereby) tendered (and any and all other securities issued or issuable in respect thereof) and all dividends, distributions and rights declared, paid or distributed in respect of such ADSs (and the Shares represented thereby) on or after the Acceptance Time;

•
you irrevocably appoint the ADS Tender Agent your true and lawful agent and attorney-in-fact, with full knowledge that the ADS Tender Agent is also acting as the agent of Buyer in connection with the Offer, with respect to such ADSs (and the Shares represented thereby), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

○
to have the ADRs delivered to the ADS Tender Agent at DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to the ADS Tender Agent or upon the order of the ADS Tender Agent, in each case acting upon the instructions of Buyer; and

○
to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs, the underlying Shares (and all such other securities), all in accordance with the terms and conditions of the Offer.

•
you shall have no further rights with respect to the tendered ADSs (including the Shares represented thereby), except that you shall have a right to receive from Buyer the Offer Consideration in accordance with the terms and conditions of the Offer;

•
you have full power and authority to accept the Offer and to sell, assign and transfer the ADS (including the Shares represented thereby and any and all other securities or rights issued or issuable in respect of the ADSs) and that when the ADSs are accepted for purchase by Buyer, Buyer will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of distributions, if any, declared, made or paid after the Acceptance Time with respect to the ADSs in respect of which the Offer is accepted or deemed to be accepted;

•
you will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or Buyer to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (including the underlying Shares) tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof;

•
all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and any obligation of shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns;

•
you acknowledge that you have received and read the Tender Offer Statement on Schedule TO filed relating to the Offer and its exhibits, including the Offer to Purchase and the accompanying ADS Letter of Transmittal and its instructions. A copy of the Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the Information Agent at the telephone number provided herein. You agree to be bound by the terms of the Offer, as described in the Offer to Purchase and in this ADS Letter of Transmittal, and that Buyer may enforce this ADS Letter of Transmittal against you;

•
you understand and agree that (i) acceptance of ADSs by Buyer for payment will constitute a binding agreement between you and Buyer on the terms and subject to the conditions of the Offer and (ii) no interest will be paid on the Offer Consideration for the tendered ADSs;

•
you understand and agree that delivery of this ADS Letter of Transmittal, ADRs and any other required documents to the ADS Tender Agent will be deemed (without any further action by the ADS Tender Agent or tendering ADS holder) to constitute an acceptance of the Offer with respect to the ADSs evidenced by such ADRs subject to the terms and the conditions set out in the Offer to Purchase; and

•
irrevocably acknowledge that (i) payment by Buyer for the Shares represented by the undersigned’s ADSs shall constitute payment for such ADSs and (ii) none of the undersigned, the ADS Tender Agent or any other person shall be entitled to receive any other consideration under the Offer in connection with the tender or delivery of such ADSs.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms of any such extension or amendment), and the satisfaction or waiver of all the Offer Conditions discussed in “Section 1—Conditions to the Offer” of the Offer to Purchase (if waivable), and subject to, and effective upon, acceptance for payment of the ADSs evidenced by the ADRs tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Buyer all right, title and interest in and to all ADSs evidenced by the ADRs that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares or ADSs) and rights declared, paid or distributed in respect of such Shares or ADSs on or after the date hereof.
All authority deemed to be conferred or agreed to be conferred in this ADS Letter of Transmittal shall survive the death or incapacity of the holder and/or owner of ADSs tendered, and any obligation or duties of such holder and/or owner under this ADS Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, any tender is irrevocable.
INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL
1.
Sign and date this ADS Letter of Transmittal in Box 2. After completing all other applicable sections, return this ADS Letter of Transmittal and your original ADR certificates in the enclosed envelope to the ADS Tender Agent. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

All registered shareholders must sign as indicated in Box 2. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity. Your guarantor (bank/broker) will require proof of your authority to act. Consult your guarantor for their specific requirements. You or your guarantor may access the securities transfer association (STA) recommended requirements on-line at WWW.STAI.ORG.
2.
If you want your check for cash to be issued in another name, fill in Box 3. Signature(s) in Box 2 must be guaranteed by a Medallion Guarantee (see “Section 3―Procedures for Accepting the Offer and Tendering Offer Securities”).

3.	Complete Box 4 only if your check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.
4.
Mutilated, Lost, Stolen or Destroyed Certificates. If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call The Bank of New York Mellon at +1 (888) 269-2377 (toll free) or outside the U.S. at +1 (201) 680-6825. The ADS holder will then be instructed by Bank of New York Mellon as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

5.	If you are in any doubt about the procedure for tendering ADSs into the Offer, please contact the Information Agent.
Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal or any related documents to Buyer, the ADS Depositary or the Information Agent.
DELIVERY OF THE ADRs EVIDENCING ADSs, THIS ADS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO PURCHASER, THE ADS DEPOSITARY OR THE INFORMATION AGENT DOES NOT CONSTITUTE A VALID TENDER.
Return this completed and signed ADS Letter of Transmittal and any other required documents to The Bank of New York Mellon, the ADS Tender Agent , at one of the addresses below. Overnight courier is recommended.

The ADS Tender Agent for the Offer (solely with respect to the ADSs) is:

THE BANK OF NEW YORK MELLON
By Mail: The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: OLIB P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: OLIB 150 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT.
The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104

E-mail: olink@georgeson.com

U.S. Toll Free:
+1 866 821 2550

Outside U.S. & Canada:
+1 781 222 0033

Sweden:
+46 846 007 389